TO BE EFFECTIVE SEPTEMBER 30, 2003

                 AMENDMENT TO ARTICLES OF INCORPORATION

                                   OF

                        STRONG EQUITY FUNDS, INC.

     The undersigned Vice President and Secretary of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Small Cap Growth Fund as an additional class of Common Stock and to create the Investor Class series within such class.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

  Class                                     Series              Authorized Number of Shares

Strong Advisor Large Company Core Fund      Class A             Indefinite
                                            Class B             Indefinite
                                            Class C             Indefinite
                                            Class K             Indefinite
Strong Advisor Mid Cap Growth Fund          Class A             Indefinite
                                            Class B             Indefinite
                                            Class C             Indefinite
                                            Class Z             Indefinite
Strong Advisor Small Cap Value Fund         Class A             Indefinite
                                            Class B             Indefinite
                                            Class C             Indefinite
                                            Class Z             Indefinite
Strong Advisor Utilities and Energy Fund    Class A             Indefinite
                                            Class B             Indefinite
                                            Class C             Indefinite
Strong Dow 30 Value Fund                    Investor Class      Indefinite
Strong Enterprise Fund                      Investor Class      Indefinite
                                            Advisor Class       Indefinite
                                            Institutional Class Indefinite
                                            Class K             Indefinite
Strong Growth Fund                          Investor Class      Indefinite
                                            Advisor Class       Indefinite
                                            Institutional Class Indefinite
                                            Class C             Indefinite
                                            Class K             Indefinite
Strong Growth 20 Fund                       Investor Class      Indefinite
                                            Advisor Class       Indefinite
Strong Index 500 Fund                       Investor Class      Indefinite
Strong Large Cap Core Fund                  Investor Class      Indefinite
Strong Large Company Growth Fund            Investor Class      Indefinite
                                            Class K             Indefinite
Strong Mid Cap Disciplined Fund             Investor Class      Indefinite
Strong Small Cap Growth Fund                Investor Class      Indefinite
Strong Technology 100 Fund                  Investor Class      Indefinite
Strong U.S. Emerging Growth Fund            Investor Class      Indefinite
Strong Value Fund                           Investor Class      Indefinite'"

         This Amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation on August 1, 2003, in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Investor Class series of the Strong Small Cap Growth Fund have been issued.

         Executed in duplicate this 5th day of September, 2003.


                                            STRONG EQUITY FUNDS, INC.



                                               By: /s/ Christopher O. Petersen
                                                _______________________________
                                                Christopher O. Petersen
                                         Vice President and Assistant Secretary



This instrument was drafted by

Kerry A. Jung
Strong Financial Corporation
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051